Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-1 (No. 333-192451 and No. 333-201233) and Registration Statement on Form S-8 (No. 333-163150 and No. 333-218929) of our report dated March 26, 2018 relating to the consolidated financial statements of Broadway Financial Corporation and Subsidiary, which report appears in the Form 10-K of Broadway Financial Corporation for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California
March 26, 2018